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                                                                     Exhibit 8.1


                       [Letterhead of Sullivan & Cromwell]


                                                              September 21, 2000



UBS AG,
      Bahnhofstrasse 45,
                  Zurich,
                        Switzerland.


Ladies and Gentlemen:

                  We have acted as your counsel in connection with your Registration Statement on Form F-4 filed with the Securities and Exchange Commission on the date hereof (the "Registration Statement").

                  We hereby confirm to you that our opinion is as set forth under the caption "Taxation -- The Merger -- United States Federal Income Taxation" and "Taxation -- Ownership of UBS Shares -- United States Federal Income Taxation" in the Proxy Statement/Prospectus included in the related Registration Statement, subject to the limitations contained therein.

                  We hereby consent to the filing of this opinion as an exhibit to that Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.


                                                   Very truly yours,

                                                   Sullivan & Cromwell